EXHIBIT 99.1

HSN, Inc. Announces Notice of Full Redemption of 11.25% Senior Notes Due 2016

ST. PETERSBURG, Fla., June 4, 2012 (GLOBE NEWSWIRE) -- Interactive multichannel retailer HSN, Inc. (Nasdaq:HSNI) announced today that it has given an irrevocable Notice of Redemption for all of its outstanding 11.25% Senior Notes due 2016 (the "Senior Notes"). The Senior Notes, which have an outstanding principal balance of $240 million, will be redeemed on August 1, 2012 at 105.625% of the principal amount plus accrued and unpaid interest to the redemption date. The Company intends to fund the redemption through the use of its $250 million delayed draw term loan and cash on hand. On or after the date of redemption, the Senior Notes will no longer be deemed outstanding, interest will cease to accrue thereon and all rights of the holder of the Senior Notes shall cease to exist, except for the right to receive the redemption price.

The Bank of New York Mellon Trust Company, N.A. is the trustee for the Senior Notes and is serving as the paying agent for this transaction. Copies of the Notice of Redemption and additional information relating to the redemption of the Senior Notes may be obtained from The Bank of New York Mellon Trust Company, N.A., 111 Sanders Creek Parkway, East Syracuse, New York 13057, attention: Bondholder Relations, telephone: (800) 254-2826.

HSN, Inc. expects to report approximately $18.3 million in pre-tax charges associated with redemption of the Senior Notes in the third quarter of 2012. These charges will result from the redemption premium of $13.5 million with the balance of $4.8 million related to the write-off of unamortized issuance costs and original issue discount.

This press release is for informational purposes only and is not an offer to purchase, or the solicitation of an offer to purchase, the Senior Notes.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $3 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches approximately 96 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com is a top 10 trafficked digital sales site that offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Chasing Fireflies®, Frontgate®, Garnet Hill®, Grandin Road®, Improvements®, The Territory Ahead® and TravelSmith®. Cornerstone distributes more than 300 million catalogs annually, operates nine separate digital sales sites and operates 15 retail and outlet stores.

The HSN, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8695

Forward Looking Statement

This press release may contain forward-looking statements relating to the future performance of HSNi, its operating segments and its subsidiaries that are based on current expectations, forecasts and assumptions. These forward-looking statements relate to expectations concerning matters that are not historical fact and are, instead, based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors that could affect HSNi's business and financial results include those described in our filings with the U.S. Securities and Exchange Commission, although other unknown or unpredictable factors that could also adversely affect HSNi's business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management. Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements. Historical results should not be considered as an indication of future performance.

CONTACT: HSN, Inc. Contacts
         Felise Glantz Kissell (Equity Analysts)
         727-872-7529
         felise.kissell@hsn.net

         Gigi Ganatra Duff (Media)
         727-872-4808
         gigi.ganatraduff@hsn.net

         Art Singleton (Debt Analysts)
         727-872-4941
         art.singleton@hsn.net